UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 18, 2010

KULICKE AND SOFFA INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-00121	23-1498399
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1005 Virginia Drive, Fort Washington, PA		19034
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 784-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment ofCertain Officers; Compensatory Arrangements of Certain Officers.

On October 18, 2010, Jason Livingston, Vice President, Wedge Bonding, resigned from Kulicke and Soffa Industries, Inc. (the “Company”).  Mr. Livingston’s last day of employment with the Company will be October 31, 2010.

On October 18, 2010, the Company entered into a letter agreement (the “Letter”) with Mr. Livingston describing his severance arrangements.  Under the terms of the Letter, the Company will continue to pay Mr. Livingston his base salary for 11 months after his termination of employment.  In addition, Mr. Livingston will remain eligible to participate in the Company’s medical, dental and prescription plans during the 11 month period.  After his termination, Mr. Livingston will remain bound by the confidentiality, non-competition and non-solicitation provisions of his Employment Agreement, dated as of October 3, 2008, with the Company.

The summary of the Letter is qualified in its entirety by reference to the actual terms of the Letter, which is included as Exhibit 10.1, and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Letter Agreement by and between Kulicke and Soffa Industries, Inc. and Jason Livingston dated as of October 18, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 20, 2010

KULICKE AND SOFFA INDUSTRIES, INC.

By:	/s/ David J. Anderson
Name:	David J. Anderson
Title:	Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Letter Agreement by and between Kulicke and Soffa Industries, Inc. and Jason Livingston dated as of October 18, 2010.